UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Newport Center Drive, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 480-8300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Pursuant to the terms of their employment arrangements, the named executive officers of Acacia Research Corporation (the “Company”) are entitled to receive annual discretionary cash bonuses based upon personal performance, overall company performance (which may include, without limitation, the number of revenue-producing licensing programs, the number of patent portfolios controlled by the Company and its subsidiaries and the Company’s twelve-month trailing revenue stream) and other factors the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) and, if applicable, the Chief Executive Officer elect to consider following the most recently completed fiscal year. On February 19, 2013, the Board, upon the recommendation of the Committee, approved changes to the cash bonus arrangements for the named executive officers such that the named executive officers will be entitled to receive quarterly discretionary cash bonuses based upon an evaluation by the Committee and, if applicable, the Chief Executive Officer of the factors set forth above following each completed fiscal quarter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 26, 2013	ACACIA RESEARCH CORPORATION

By: /s/ Paul R. Ryan
Paul R. Ryan
Chief Executive Officer

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